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                                                                  Exhibit 23.1G


                  CONSENT OF SPARKS, NELSON & JACOBSON, CPAs.
                              INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our audited financial statements of Gick Publishing, Inc. as of September 30, 1997 and for the eleven months then ended dated November 5, 1997, in the Registration Statement (Form S-4) and related Prospectus of Futech Interactive Products for the registration of 6,500,000 shares of its common stock.




/s/ Sparks, Nelson & Jacobson
    -------------------------
    Sparks, Nelson & Jacobson, CPAs
    Santa Ana, California
    October 8, 1999